SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                         Date of Report: January 10, 2002
                                        -------------------

                   GENESIS CAPITAL CORPORATION OF NEVADA. INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                                         91-1947658
         -------                                        -----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                    2921 NW 6th Avenue, Miami, Florida 33127
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                  305-573-8882
                            -------------------------
                           (Issuer's telephone number)

                   11701 South Freeway, Burleson, Texas 76028
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         Item 2.  Acquisition or Disposition of Assets

         Pursuant to an Agreement executed on December 26, 2001, made effective as of October 31, 2001 and a Statutory Warranty Deed dated October 30, 2001, the Registrant, through its subsidiary Senior Adult Lifestyle, Inc.("Senior"), acquired from National Residential Properties, Inc.("National") all of the right, title and interest of National in (i) a certain parcel of real property in Hebron, Connecticut; and (ii) four contracts to purchase certain parcels of real property in Watertown, New Milford, Granley and East Windsor, Connecticut. The Hebron property is subject to two mortgages having an aggregate principal balance of $ 315,000.00, which mortgages Senior assumed and agreed to pay as part of the consideration for the conveyance.

         The Registrant intends to use the properties acquired to develop active adult communities consisting of condominiums restricted to adults aged 55 years and over.

         As additional consideration for the conveyance to Senior, the Registrant agreed to issue to National 20,000,000 shares of the Registrant's common stock ("Shares") based on a value of $0.10 per share (determined on the basis of the average bid price of Genesis common stock during the week immediately prior to the effective date of October 31,2001) for an agreed consideration of $ 2,000,000. At the earlier of (a) the expiration of three (3) years from the date of the conveyance, or (b) at the time that National has sold all of the Shares, if the gross sales proceeds realized by National from the sale of the Shares is less than $ 2,000,000, the Registrant will be required to issue to National such additional shares of common stock in an amount based on the closing bid price as quoted on the OTC Bulletin Board on the day before the date of such additional share issuance as to make up the difference between said gross sales proceeds and $ 2,000,000.

         The Registrant, Senior and National have the same officers and directors.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Genesis Capital Corporation of Nevada
                                       /s/ Richard Astrom
                                       -------------------------
                                       Richard Astrom, President

Date:  January 8, 2002

                                    Exhibits

No.      Description

10.1 Agreement between Genesis Capital Corporation of Nevada and National Residential Properties, Inc., dated as of October 31, 2001, executed December 26, 2001.